PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED March 27, 1998)

6,000,000 Securities

AES TRUST II

$2.75 Term Convertible Securities, Series B ("TECONS (SM)")

(Liquidation amount $50 per security) fully and unconditionally guaranteed by, and convertible into Common Stock of,

THE AES CORPORATION

        AES Trust II, a statutory business trust created under the laws of the state of Delaware, issued and sold 6,000,000 $2.75 Term Convertible Securities, Series B ("TECONS"), liquidation preference $50 per security in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We filed a registration statement, and printed a prospectus dated March 27, 1998, in order to permit the holders of the TECONS to resell their TECONS in offerings registered with the Securities and Exchange Commission. On pages 68 and 69 of the prospectus, there is a table that lists:

       (i) each person selling TECONS in connection with the prospectus (the "Selling Holders"); and
      (ii)  the number of TECONS beneficially owned by each such Selling
            Holder.

This prospectus supplement, which provides supplemental information to that prospectus, adds certain additional information to the list of Selling
Holders:

      1) Libertyview Plus Fund is added as a Selling Holder that owns 10,000 TECONS

       2) FIST--Franklin Convertible Securities Fund is added as a Selling Holder that owns 60,000 TECONS.

      3) CPR (USA) Inc. is added as a Selling Holder that owns 10,000 TECONS.

      None of such Selling Holders has a material relationship with AES Trust II or The AES Corporation except as we have described in the accompanying prospectus.










THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 14, 1999